UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 16, 2018 (May 11, 2018)

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)        The Company’s Annual Meeting was held on May 11, 2018. The matters voted on and the results of the vote were as follows.

(b)       The Company’s stockholders voted on the matters set forth below.

1.	Charles A. Bancroft, John P. Bilbrey, John T. Cahill, Ian Cook, Helene D. Gayle, Ellen M. Hancock, C. Martin Harris, Lorrie M. Norrington, Michael B. Polk, and Stephen I. Sadove were elected directors of the Company. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Charles A. Bancroft	626,210,885	5,620,512	1,212,214	107,353,791
John P. Bilbrey	629,105,088	2,691,160	1,247,363	107,353,791
John T. Cahill	614,426,533	17,447,929	1,169,149	107,353,791
Ian Cook	597,180,247	26,762,087	9,101,277	107,353,791
Helene D. Gayle	617,137,754	14,823,709	1,082,148	107,353,791
Ellen M. Hancock	607,334,646	24,446,440	1,262,525	107,353,791
C. Martin Harris	618,353,867	13,355,787	1,333,957	107,353,791
Lorrie M. Norrington	629,277,284	2,613,649	1,152,678	107,353,791
Michael B. Polk	616,689,187	15,163,764	1,190,660	107,353,791
Stephen I. Sadove	615,214,944	16,743,842	1,084,825	107,353,791

2.	The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 was ratified. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
723,526,321	15,385,914	1,485,167	0

3.	A non-binding advisory vote on the Company’s executive compensation was approved. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
582,073,483	45,604,850	5,365,278	107,353,791

4.	A stockholder proposal regarding a 10% threshold to call special shareholder meetings was not approved. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
300,445,197	327,788,152	4,810,262	107,353,791

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: May 16, 2018	By:	/s/ Jennifer M. Daniels
	Name:	Jennifer M. Daniels
	Title:	Chief Legal Officer and Secretary

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